As filed with the Securities and Exchange Commission on July 28, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	45-3090102
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1000 Main Street, Suite 3000
Houston, Texas 77002
(713) 783-8000

(Address, including zip code, telephone number, including area code, of principal executive offices)

Sanchez Energy Corporation Third Amended and Restated 2011 Long Term Incentive Plan

(Full title of the plan)

Gregory B. Kopel
Senior Vice President and General Counsel
Sanchez Energy Corporation
1000 Main Street, Suite 3000
Houston, Texas 77002
(713) 783-8000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David P. Elder

Shar Ahmed

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas 77002

(713) 220-5881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	6,388,899	$5.96	$38,077,838	$3,834.44
Preferred Stock Purchase Rights (3)	—	—	—	—
Total:	—	—	—	$3,834.44

(1)                                  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.01 per share (“Common Stock”), of Sanchez Energy Corporation (the “Company”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)                                  Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act.  The above calculation is based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 25, 2016.

(3)                                  The Common Stock includes certain preferred stock purchase rights (the “Rights”) issued pursuant to that certain Rights Plan, dated as of July 28, 2015 (filed on Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 29, 2015) (the “NOL Rights Plan”) between the Company and Continental Stock Transfer & Trust Company, as rights agent. Until the occurrence of certain events specified in the NOL Rights Plan, none of which have occurred as of the filing of this Registration Statement, the Rights are not exercisable, are evidenced only by the certificates for Common Stock, and will be transferred along with and only with, and are not severable from, the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock. No separate consideration will be payable for the Rights.

EXPLANATORY NOTE

On May 24, 2016, the stockholders of Sanchez Energy Corporation (the “Company”) approved the Company’s Third Amended and Restated 2011 Long Term Incentive Plan (as so amended and restated, the “Third A&R Plan”), which increased the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), available for incentive awards pursuant to the predecessor of the Third A&R Plan by an aggregate of 5,000,000 shares.  The maximum number of shares deliverable under the Third A&R Plan also automatically increases after any issuance of additional shares of Common Stock by 15% of such issuance, unless the Company’s board of directors (the “Board”) or an authorized committee thereof determines to increase the maximum number of shares of Common Stock deliverable under the Third A&R Plan by a lesser amount (the “Evergreen Provision”).  In addition, on July 28, 2015, the Company entered into a net operating loss carryforwards rights plan (the “NOL Rights Plan”) with Continental Stock Transfer & Trust Company, as rights agent.  In connection therewith, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each share of Common Stock then outstanding or to be issued by the Company prior to the date, if any, upon which the Rights become exercisable under the terms of the NOL Rights Plan.  The Company is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 6,388,899 shares of its Common Stock, which includes 1,388,899 shares of Common Stock that are being issued under the Evergreen Provision or shares that were forfeited, canceled or withheld to satisfy tax withholdings, under the Third A&R Plan, along with the accompanying Rights pursuant to the NOL Rights Plan, as a result of the amendment of the predecessor of the Third A&R Plan as described above, the increase in the number of shares of Common Stock available for awards pursuant to the terms of the Third A&R Plan and shares of Common Stock available for awards again pursuant to the terms of the Third A&R Plan.

In accordance with Instruction E to the General Instructions to Form S-8, the contents of the registration statement on Form S-8 (File No. 333-208863) that the Company filed with the Commission on January 5, 2016 are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those Items, unless expressly stated otherwise therein:

(a)                                 the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (File No. 001-35372), filed with the Commission on February 29, 2016;

(b)                                 the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016 (File No. 001-35372), filed with the Commission on May 9, 2016;

(c)                                  the Company’s Current Reports on Form 8-K, filed with the Commission since December 31, 2015:

(1)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on January 25, 2016;

(2)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on February 23, 2016;

(3)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on March 8, 2016;

(4)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on March 21, 2016;

(5)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on April 21, 2016;

(6)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on May 23, 2016;

(7)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on May 26, 2016;

(8)                                 Current Report on Form 8-K (File No. 001-35372), filed with the Commission on July 6, 2016; and

(9)                                 any other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(d)                                 (1) the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 9, 2011, pursuant to Section 12 of the Exchange Act, which in turn incorporates by reference the description in the Company’s prospectus, filed pursuant to Rule 424(b) under the Securities Act (File No. 333-176613), relating to the Company’s Registration Statement on Form S-1, filed with the Commission on December 7, 2011, including any subsequently filed amendments and reports updating such description; and

(2) the description of the Rights contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 29, 2015, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See Index to Exhibits, attached hereto, which Index to Exhibits is hereby incorporated into this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Sanchez Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on July 28, 2016.

SANCHEZ ENERGY CORPORATION

By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Antonio R. Sanchez, III, Garrick A. Hill and Gregory B. Kopel, each of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the listed capacities on July 28, 2016:

Name	Title

/s/ Antonio R. Sanchez, III	Director and Chief Executive Officer
Antonio R. Sanchez, III	(Principal Executive Officer)

/s/ Garrick A. Hill	Interim Chief Financial Officer
Garrick A. Hill	(Principal Financial Officer)

/s/ Kirsten A. Hink	Senior Vice President and Chief Accounting Officer
Kirsten A. Hink	(Principal Accounting Officer)

/s/ A. R. Sanchez, Jr.	Executive Chairman of the Board of Directors
A. R. Sanchez, Jr.

/s/ Gilbert A. Garcia	Director
Gilbert A. Garcia

/s/ Greg Colvin	Director
Greg Colvin

/s/ Alan G. Jackson	Director
Alan G. Jackson

/s/ Sean M. Maher	Director
Sean M. Maher

/s/ Brian Carney	Director
Brian Carney

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
4.1

Restated Certificate of Incorporation of Sanchez Energy Corporation, effective as of May 28, 2013 (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q on November 8, 2013, and incorporated herein by reference).

4.2	Amended and Restated By-laws dated as of December 13, 2011 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on December 19, 2011, and incorporated herein by reference).
4.3

Form of Common Stock Certificate (filed as Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-176613) on November 25, 2011, and incorporated herein by reference).

4.4

Certificate of Designations of Series C Junior Participating Preferred Stock of Sanchez Energy Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on July 29, 2015, and incorporated herein by reference).

4.5

Rights Plan dated as of July 28, 2015 between Sanchez Energy Corporation and Continental Stock Transfer & Trust Company, as Rights Agent (including the form of Certificate of Designations of Series C Junior Participating Preferred Stock attached thereto as Exhibit A, the form of Right Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C) (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 29, 2015, and incorporated herein by reference).

4.6

Sanchez Energy Corporation Third Amended and Restated 2011 Long Term Incentive Plan (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K on May 26, 2016, and incorporated herein by reference).

4.7

Form of Restricted Stock Agreement for employees (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-178920) on January 6, 2012, and incorporated herein by reference).

4.8

Form of Restricted Stock Agreement for non-employee directors (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-8 (File No. 333-178920) on January 6, 2012, and incorporated herein by reference).

4.9

Form of Restricted Stock Agreement for A.R. Sanchez, Jr., Antonio R. Sanchez, III and Eduardo Sanchez (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on February 23, 2016, and incorporated herein by reference).

4.10

Form of Performance Accelerated Restricted Stock Agreement for A.R. Sanchez, Jr., Antonio R. Sanchez, III and Eduardo Sanchez (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on February 23, 2016, and incorporated herein by reference).

4.11

Form of Phantom Stock Agreement for A.R. Sanchez, Jr., Antonio R. Sanchez, III and Eduardo Sanchez (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on February 23, 2016, and incorporated herein by reference).

4.12

Form of Performance Accelerated Phantom Stock Agreement for A.R. Sanchez, Jr., Antonio R. Sanchez, III and Eduardo Sanchez (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K on February 23, 2016, and incorporated herein by reference).

4.13	Form of Restricted Stock Agreement for Employees (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 21, 2016, and incorporated herein by reference).
4.14	Form of Performance Accelerated Restricted Stock Agreement for Employees (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 21, 2016, and incorporated herein by reference).
4.15	Form of Phantom Stock Agreement for Employees (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on April 21, 2016, and incorporated herein by reference).
4.16	Form of Performance Accelerated Phantom Stock Agreement for Employees (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K on April 21, 2016, and incorporated herein by reference).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of KPMG LLP.
23.2*	Consent of BDO USA, LLP.
23.3*	Consent of Ryder Scott Company, L.P.
23.4*	Consent of Akin Gump Strauss Hauer & Feld LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).

*Filed herewith.